Exhibit 10.1

SIXTH AMENDMENT

This SIXTH AMENDMENT (this “Amendment”) is effective as of January 17, 2018 by XTANT MEDICAL HOLDINGS, INC., a Delaware corporation (the “Company”), ROS acquisition offshore lp, a Cayman Islands Exempted Limited Partnership (“ROS”) and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (“Royalty Opportunities” and, together with ROS, collectively, the “Holders”).

WHEREAS, ROS is the registered holder of Convertible Promissory Notes in the aggregate principal amounts of $995,700 and $42,856.59 issued on January 17, 2017 (collectively, the “ROS Notes”), in each case, by the Company;

WHEREAS, Royalty Opportunities is the registered holder of Convertible Promissory Notes in the aggregate principal amounts of $564,300 and $24,288.41 issued on January 17, 2017, in each case, by the Company (collectively, the “Royalty Opportunities Notes” and together with the ROS Notes, collectively, the “Notes”);

WHEREAS, the Company and the Holders are party to that certain Amendment and Waiver, dated as of August 15, 2017, that certain Second Amendment and Waiver, dated as of September 29, 2017, that certain Third Amendment and Waiver, dated as of October 31, 2017, that certain Fourth Amendment and Waiver, dated as of November 30, 2017, and that certain Fifth Amendment and Waiver, dated as of December 28, 2017, pursuant to which interest accrued on the Notes was deferred until January 31, 2018 and the Holders waived any Event of Default that occurred as a result of the Company’s failure to pay interest due on July 15, 2017 or January 15, 2018;

WHEREAS, the Company and the Holders are party to that certain Restructuring and Exchange Agreement, dated as of January 11, 2018, pursuant to which the Company and the Holders have agreed to amend the Notes as provided hereby; and

WHEREAS, pursuant to Section 10.13 of the Notes, the terms and conditions of the Notes may be amended or waived by the written consent of each affected holder of the Notes.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Notes.

2.                  Amendments to Section 8.02(f). Section 8.02(f) of each of the Notes is hereby amended and restated in its entirety to read as follows:

(f)                  [Reserved].

3.                  Amendments to Section 8.03(b). Section 8.03(b) of each of the Notes is hereby amended and restated in its entirety to read as follows:

(b)                 Settlement of Accrued Interest and Deemed Payment of Principal. If the Holder converts this Note, the Conversion Consideration due in respect of such conversion shall account for any accrued and unpaid interest on this Note to and including the Conversion Date, and, except as provided in Section 8.02(d), the Company’s delivery of the Conversion Consideration due upon such conversion will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of this Note and accrued and unpaid interest, if any, on, this Note to and including the Conversion Date. As a result, except as provided in Section 8.02(d), any accrued and unpaid interest with respect to this Note, in the event that it is converted, will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

4.                  Conversion Date. For the avoidance of doubt, the parties hereby agree that, if the Conversion Date is January 17, 2018, the Conversion Consideration in respect of the Notes shall be 2,275,745 shares of Common Stock in the aggregate (of which 1,452,538 of such shares of Common Stock shall be issued to ROS in the aggregate and 823,207 of such shares of Common Stock shall be issued to Royalty Opportunities in the aggregate).

5.                  No Implied Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Holders under the Notes or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Notes, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Holders to agree to or grant any similar or future consent or waiver of any of the terms and conditions of the Notes.

6.                  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/	Carl D. O’Connell
Name:		Carl D. O’Connell
Title:		Chief Executive Officer

Signature Page to Sixth Amendment (2017 Notes)

ROS Acquisition Offshore LP,

By OrbiMed Advisors LLC, solely in its
capacity as Investment Manager

By:	/s/	Samuel D. Isaly
Name:		Samuel D. Isaly
Title:		Managing Member

ORBIMED ROYALTY OPPORTUNITIES II, LP,

By OrbiMed ROF II LLC,
its General Partner

By OrbiMed Advisors LLC,
its Managing Member

By:	/s/	Samuel D. Isaly
Name:		Samuel D. Isaly
Title:		Managing Member

Signature Page to Sixth Amendment (2017 Notes)